Exhibit 10.3

INDEMNIFICATION AGREEMENT

                  THIS AGREEMENT is made this 12 day of November, 2013 by and between INNOTRAC CORPORATION, a Georgia corporation (the “Corporation”), and ___________ (the “Indemnified Party”).

W I T N E S S E T H:

         WHEREAS, the Indemnified Party currently serves as a director, officer, or both of the Corporation, and in such capacity is performing a valuable service; and

         WHEREAS, pursuant to the Corporation’s Articles of Incorporation and Bylaws, each as amended to date (collectively the “Charter”), the Corporation may indemnify its directors and officers to the fullest extent authorized by applicable law; and

         WHEREAS, Section 14-2-851 of the Georgia Business Corporation Code, as amended to date (the “State Statute”), provides the statutory basis for the indemnification of directors and officers of a Georgia corporation; and

         WHEREAS, in order to induce the Indemnified Party to continue to serve, the Corporation has determined and agreed to enter into this Agreement with the Indemnified Party;

         NOW, THEREFORE, in consideration of Indemnified Party’s continued service on behalf of the Corporation after the date hereof, the parties hereto agree as follows:

         1.       INDEMNITY. The Corporation hereby agrees to hold harmless and indemnify the Indemnified Party to the fullest extent authorized or permitted by the provisions of the State Statute with respect to the indemnification of directors and officers, or by any amendment thereof or other statutory provision authorizing or permitting such indemnification that is adopted after the date hereof.  This Agreement shall supersede any prior Indemnification Agreement between the parties hereto.

         2.       ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in SECTION 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnified Party against any and all expenses (including reasonable attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnified Party in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation) to which Indemnified Party is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnified Party is, was or at any time becomes a director, officer, employee, or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise.

         3.       LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to SECTIONS 1 or 2 hereof shall be paid by the Corporation:

                  (a)      In respect of expenses, judgments, fines, and settlement amounts to the extent attributable to remuneration paid or other financial benefit provided to the Indemnified Party by the Corporation if it shall be determined by a final judgment or other final adjudication that such remuneration or financial benefit was paid or provided in violation of the Indemnified Party’s duties and obligations to the Corporation;

                  (b)      On account of any suit in which judgment is rendered against Indemnified Party for an accounting of profits, made from the purchase or sale by the Indemnified Party of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal or state law, or on account of any payment by the Indemnified Party to the Corporation in respect of any claim for such accounting;

                  (c)      On account of the Indemnified Party’s conduct if it shall be determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest, or grossly negligent, or to have constituted willful misconduct; or

                  (d)      If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         4.       CONTRIBUTION.  (a)  If the indemnification provided in SECTIONS 1 OR 2 is unavailable and may not be paid to the Indemnified Party for any reason (other than pursuant to SECTIONS 3(A), (B), (C) or (D)), then in respect of any threatened, pending, or completed action, suit, or proceeding in which the Corporation is jointly liable with the Indemnified Party (or would be if joined in such action, suit, or proceeding), the Corporation shall contribute to the amount of expenses, judgments, fines, penalties, and settlements paid or payable by the Indemnified Party in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnified Party on the other from the transaction from which such action, suit, or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Indemnified Party on the other in connection with the events that resulted in such expenses, judgments, fines, penalties, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, penalties, or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this SECTION 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

               (b)         The determination as to the amount of the contribution, if any, shall be made by: (i) a court of competent jurisdiction upon the application of both the Indemnified Party and the Corporation (if an action or suit had been brought in, and final determination had been rendered by, such court); (ii) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (iii) regular outside counsel of the Corporation, if a quorum is not obtainable for purposes of clause (ii) above, or, even if obtainable, a quorum of disinterested directors so directs.

         5.       CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnified Party is a director, officer, employee, or agent of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise), and shall continue thereafter for so long as the Indemnified Party shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the Indemnified Party was serving in any such capacity on behalf of the Corporation.

         6.       ADVANCEMENT OF EXPENSES. Expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by the Indemnified Party with respect to any action, suit, or proceeding referred to in SECTIONS 1 or 2 shall be advanced by the Corporation prior to the time of the disposition of such action, suit, or proceeding promptly upon the receipt of a (a) written affirmation from the Indemnified Party of his good faith belief that he is entitled to be indemnified by the Corporation for such expenses, judgments, fines, penalties, or amounts paid in settlement under the provisions of the State Statute, the Charter, this Agreement, or otherwise, and (b) written undertaking to return promptly any amounts advanced hereunder if it shall ultimately be determined that the Indemnified Party is not entitled to indemnification from the Corporation for such amounts under the provisions of the State Statute, the Charter, this Agreement, or otherwise.

         7.       NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Indemnified Party of notice of the commencement of any action, suit, or proceeding, the Indemnified Party will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the failure to notify the Corporation will not relieve it from any liability that it may have to the Indemnified Party otherwise than under this Agreement. With respect to any such action, suit, or proceeding as to which the Indemnified Party so notifies the Corporation:

                  (a)      The Corporation will be entitled to participate at its own expense;

                  (b)      Except as otherwise provided below, the Corporation may assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Corporation to the Indemnified Party of its election to assume such defense, the Corporation will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Indemnified Party shall have the right to employ its own counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnified Party, unless (i) the employment of counsel by the Indemnified Party and payment of fees and expenses by the Corporation has been authorized by the Corporation, (ii) counsel to the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnified Party in the conduct of the defense of such action and has advised the Indemnified Party in writing that such a conflict of interest exists, or (iii) the Corporation shall not in fact have employed counsel in a timely manner to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnified Party shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Corporation or as to which the Indemnified Party shall have made the conclusion provided for in clause (ii) above; and

                  (c)      The Corporation shall have no obligation to indemnify the Indemnified Party under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation’s prior written consent. The Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnified Party without the Indemnified Party’s prior written consent. Neither the Corporation nor the Indemnified Party will unreasonably withhold their consent to any proposed settlement.

         8.       REPAYMENT OF EXPENSES. The Indemnified Party agrees to reimburse the Corporation for all reasonable expenses, judgments, fines, penalties, and settlement amounts paid by the Corporation in defending any civil, criminal, administrative, or investigative action, suit, or proceeding against the Indemnified Party or advanced by the Corporation to the Indemnified Party in such event, but only to the extent that it shall be ultimately determined that the Indemnified Party is not entitled to be indemnified by the Corporation for such expenses, judgments, fines, penalties, or amounts paid in settlement under the provisions of the State Statute, the Charter, this Agreement, or otherwise.

         9.       ENFORCEMENT.  (a)  The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnified Party to continue to serve on behalf of the Corporation, and acknowledges that the Indemnified Party is relying upon this Agreement in continuing to serve in such capacity.

                  (b)      If the Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, then the Corporation shall reimburse the Indemnified Party for all of the Indemnified Party’s reasonable fees and expenses in bringing and pursuing such action.

         10.      SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         11.      GENERAL AND MISCELLANEOUS.  (a)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws rules.

                  (b)      This Agreement shall be binding upon the Indemnified Party, his heirs, personal representative, and assigns (whether by merger or otherwise), and upon the Corporation and its successors and assigns, and shall inure to the benefit of and be enforceable by the Indemnified Party, his heirs, personal representatives, and assigns, and by the Corporation and its successors and assigns.

                  (c)      No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in a writing signed by both parties hereto.

         12.      NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment to the extent the Indemnified Party has otherwise actually received payment (under any insurance policy, Charter provision, or otherwise) of the amounts otherwise indemnifiable hereunder.

         13.      COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, with the same effect as if the signatures on each counterpart were signed upon the same instrument.  Any signature delivered electronically (by facsimile, e-meail, pdf or similar attachment) shall be treated in all manner and respects as an original executed counterpart with the same binding effect as if delivered in person as a signed original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INNOTRAC CORPORATION

By:
Steve Keaveney
Senior Vice President and Chief Financial Officer

AGREED TO AND ACCEPTED: